UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	February 21, 2017

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 400, Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(610) 225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.
On February 23, 2017, Teleflex Incorporated (the “Company”) issued a press release (the “Press Release”) announcing its financial results for the quarter and year ended December 31, 2016. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report.
In addition to the financial information included in the Press Release that has been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), the Press Release includes certain non-GAAP financial measures. These measures include adjusted diluted earnings per share and constant currency revenue growth. Adjusted diluted earnings per shares excludes, depending on the period presented, (i) restructuring and other impairment charges; (ii) certain losses and other charges, including, for 2016, charges primarily related to facility consolidation and acquisition costs, net of reversals related to contingent consideration liabilities and the gain on sale of assets and, for 2015, charges related to facility consolidations, net of reversals related to contingent consideration liabilities, the medical device excise tax and a litigation verdict against the Company with respect to a non-operating joint venture; (iii) amortization of the debt discount on the Company’s convertible notes; (iv) intangible amortization expense; (v) loss on extinguishment of debt; and (vi) tax benefits resulting primarily from the resolution of audits of prior year returns and tax law changes affecting the Company's deferred tax liability. In addition, the calculation of diluted shares within adjusted earnings per share gives effect to the anti-dilutive impact of the Company’s convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of the Company’s senior subordinated convertible notes (under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares). Constant currency revenue and growth exclude the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The Press Release includes a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Management believes these measures are useful to investors because they eliminate items that do not reflect the Company's day-to-day operations and, as a result, they facilitate comparisons of financial results exclusive of items that can fluctuate in a manner that may not reflect the performance of our business. In addition, management believes that the calculation of non-GAAP diluted shares is useful to investors because it provides insight into the offsetting economic effect of the convertible note hedge against conversions of the convertible notes. Management uses these financial measures for internal managerial purposes, when publicly providing guidance on possible future results, and to assist in our evaluation of period-to-period comparisons. However, such non-GAAP measures should be considered in addition to, not as a substitute for, or superior to other financial measures prepared in accordance with GAAP. Additionally, such non-GAAP financial measures as presented by the Company may not be comparable to similarly titled measures reported by other companies.

The information furnished pursuant to Item 2.02 of this Current Report, including Exhibit 99.1 hereto, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Benson F. Smith as Chief Executive Officer and Appointment of Liam J. Kelly as President and Chief Executive Officer

On February 21, 2017, Benson F. Smith, Chairman of the Board and Chief Executive Officer of the Company informed the Company’s Board of Directors (the “Board”) that he will retire as Chief Executive Officer, effective December 31, 2017. Mr. Smith will continue to serve as non-executive Chairman of the Board following his retirement as Chief Executive Officer (the Board has nominated Mr. Smith for reelection as a director at the

Company’s 2017 annual meeting, to serve until the 2020 annual meeting or until his successor is duly elected and qualified). In addition, on February 21, 2017, the Board designated Liam Kelly, currently the Company’s President and Chief Operating Officer, to serve as the Company’s President and Chief Executive Officer, effective January 1, 2018.

Commencing on January 1, 2018, Mr. Smith will be compensated in the same manner as other non-employee members of the Board (compensation of non-employee directors previously was disclosed in the Company’s proxy statement for its 2016 annual meeting under “Corporate Governance - Director Compensation - 2015”). Mr. Smith also will receive a fee of $100,000 per year for serving as non-executive Chairman of the Board.

In addition, the Company will enter into a consulting agreement with Mr. Smith, under which he will provide support to Mr. Kelly with respect to selected transition matters. The consulting agreement will have a term of one year, from January 1, 2018 through December 31, 2018. Under the Consulting Agreement, Mr. Smith will receive a fee of $406,250, payable in twelve equal monthly installments. The amount of the fee is based upon the estimated 130 hours of time that Mr. Smith is expected to devote to his consulting efforts, at the rate of $3,125 per hour; any additional consulting work by Mr. Smith, for which he will be paid at the same hourly rate, will be subject to the approval of the Chief Executive Officer.

With respect to Mr. Smith’s service as Chief Executive Officer in 2017, the Company’s independent directors approved an increase in Mr. Smith’s long-term incentive opportunity from $2,920,000 to $3,700,750 to more closely approximate the median of competitive market compensation for executives with responsibilities comparable to Mr. Smith’s. As a result of this increase, on February 21, 2017, the Company approved a grant to Mr. Smith of 7,785 restricted stock units, which will vest on the third anniversary of the date of grant, and stock options to purchase 67,453 shares of Company common stock. The stock options will vest in three equal increments on each of the first three anniversaries of the date of grant. The effective grant date of the restricted stock units and stock option will be the third business day after the release of the Company's financial information for the fiscal year ended December 31, 2016. The stock options will have an exercise price per share equal to the closing price of the Company's common stock on the date of grant, as reported on the New York Stock Exchange. Vesting of the restricted stock units and stock options is contingent upon Mr. Smith’s continued service as a member of the Board on the applicable vesting date.

In connection with Mr. Kelly’s promotion to the position of President and Chief Executive Officer, he will receive the following compensation, effective as of January 1, 2018:

•	Base salary of $850,000;

•	Annual incentive plan target award equal to 115% of base salary;

•	Long term incentive award opportunity of $3,100,000;

•
Personal benefits, including personal use of the corporate aircraft for up to a maximum of 50 hours per year and subject to a maximum incremental cost to the Company of $190,000 (Mr. Kelly will be fully responsible for personal income tax liability associated with personal use of the corporate aircraft), a company automobile and term life insurance coverage equal to three times his base salary (not to exceed $3 million);

•
A revised severance arrangement, under which he will be eligible to receive, among other things, continued payment of base salary for 24 months if the Company terminates his employment for any reason other than death, disability or cause, or if he terminates his employment for “good reason” (collectively, the “Payment Criteria Events”), except in circumstances covered by his change in control arrangement;

•
A revised change in control arrangement under which, if any of the Payment Criteria Events occur within two years following a change in control, he will be eligible to receive, among other things, payment of his base salary for 36 months, and three times the amount of his target bonus under any cash bonus plan payable in the year following termination; and

•	Continued participation in the Company’s 401(k) and deferred compensation plans.

Director Retirement and Decrease in Board Size

On February 21, 2017, the Board accepted Patricia C. Barron's offer to retire from the Board, effective as of immediately prior to the Company’s 2017 annual meeting of stockholders. Ms. Barron, age 74, submitted her offer of retirement in accordance with the Board retirement policy provided for in the Company’s Corporate Governance Principles. Under the policy, directors, such as Ms. Barron, whose retirement has been deferred after attainment of age 71, must offer to retire each year after their re-election to the Board. In connection with Ms. Barron’s retirement, the Board approved a decrease in the size of the Board from ten to nine directors, effective upon Ms. Barron's retirement.

Item 7.01.    Regulation FD Disclosure.

In connection with the conference call to be held by the Company on February 23, 2017 to discuss its financial results for the quarter and year ended December 31, 2016, the Company plans to reference a slide presentation, which will be made available in advance of the call through the Company’s website. A copy of the slide presentation is furnished as Exhibit 99.2 to this Current Report.
The information furnished pursuant to Item 7.01 of this Current Report, including Exhibit 99.2, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.
99.1    Earnings Press Release, dated February 23, 2017
99.2    Earnings Conference Call Slide Presentation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2017	TELEFLEX INCORPORATED By: /s/ James J. Leyden Name: James J. Leyden Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Earnings Press Release, dated February 23, 2017
99.2	Earnings Conference Call Slide Presentation